SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                             November 18, 1997

                           ROYAL OAK MINES INC.
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          (Exact name of registrant as specified in its charter)

                       Commission File Number 1-4350

ONTARIO, CANADA                            98-0160821
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(State or other jurisdiction of            (I.R.S. Employer Identification
incorporation or organization)             No.)

c/o Royal Oak Mines (USA) Inc.
5501 Lakeview Drive
Kirkland,  Washington
U.S.A.                                     98033
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(Address of principal executive offices)   (Postal/Zip Code)

(425) 822-8992
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Registrant's telephone number, including
area code











Item 5.   Other Events

     On November 18, 1997, the Registrant issued the following press release:

[Royal Oak Mines Inc. Press Release Letterhead]


                      FOR IMMEDIATE RELEASE FROM KIRKLAND

                                November 18, 1997



       Royal Oak Signs Long-Term Agreement for Sale of Kemess Concentrate

Royal Oak Mines Inc. (TSE and AMEX: RYO) announced today that it has signed a 5-year agreement for the sale of concentrate from the Company's wholly owned Kemess Mine which is scheduled to commence production in April, 1998. Terms and conditions of the agreement are confidential but are commercially attractive in relation to current smelting and refining contracts for copper concentrates.

Royal Oak also announced today that it has received payment of approximately C$20 million from the government of British Columbia as part of the government's economic assistance package for the Kemess project. To date, the government has paid Royal Oak a total of approximately C$130 million out of a total of up to C$166 million.


For further information contact:             or in Europe contact:

Mr. J. Graham Eacott                         Mr. David Williamson
Vice President, Investor Relations           David Williamson Associates Limited
Royal Oak Mines                              International Investor Relations
5501 Lakeview Drive                          15 St. Helen's Place, 3rd Floor
Kirkland, WA 98033-7314                      London, England  EC3A 6DE

Telephone:     (425) 822-8992                Telephone:     011-44-171-628-3989
Facsimile:     (425) 822-3552                Facsimile:     011-44-171-920-0563

Internet site: http://www.royal-oak-mines.com





SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              ROYAL OAK MINES INC.


Date:     November 18, 1997                   By: /s/ James H. Wood
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                                              James H. Wood
                                              Chief Financial Officer